UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 18, 2016

SYNOPSYS, INC.

(Exact name of Registrant as specified in charter)

Delaware	000-19807	56-1546236
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 584-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 18, 2016, Synopsys, Inc. (“Synopsys”) issued a press release announcing the financial results of its second fiscal quarter ended April 30, 2016. A copy of this press release is furnished and attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Current Report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by Synopsys, Inc. whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

The attached press release includes measures that are not in accordance with, or an alternative for, U.S. generally accepted accounting principles (“GAAP”). The attached press release includes non-GAAP earnings per share, non-GAAP net income, targeted non-GAAP expenses, and targeted non-GAAP earnings per share.

These non-GAAP measures are not in accordance with, or an alternative for, GAAP measures and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles, and management exercises judgment in determining which items should be excluded in the calculation of non-GAAP measures. While we believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP, we believe that non-GAAP measures are valuable in analyzing our operations. Management analyzes current and future results on a GAAP basis as well as a non-GAAP basis and also provides GAAP and non-GAAP measures in our earnings release. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures. We believe that the presentation of non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to our financial condition and results of operations.

Synopsys’ management evaluates and makes decisions about our business operations primarily based on the revenue, orders, and direct, ongoing and recurring costs of those operations. For our internal budgeting and resource allocation process, and in reviewing our financial results, we use non-GAAP financial measures that exclude: (i) the amortization of acquired intangible assets; (ii) the impact of stock compensation; (iii) acquisition-related costs; and (iv) other significant items, including restructuring charges and, in fiscal 2015, certain accruals for legal and tax matters. In fiscal 2015, the non-GAAP tax provision excluded the income tax effect of the above-mentioned non-GAAP pre-tax adjustments as well as unusual or infrequent tax adjustments. In fiscal 2016, we began utilizing a normalized annual non-GAAP tax rate in calculating non-GAAP financial measures in order to provide better consistency across interim reporting periods by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency and not necessarily reflect our normal operations, and to more clearly align our tax rate with our expected geographic earnings mix. The normalized annual non-GAAP tax rate is 19% and is based on our projected annual tax rate through fiscal 2018. We intend to re-evaluate this rate on an annual basis for any significant events that may materially affect our projections, such as significant changes in our geographic earnings mix or significant tax law changes in major jurisdictions where we operate.

We use these non-GAAP financial measures in making operating decisions because we believe the measures provide meaningful supplemental information regarding our operational performance and give us a better understanding of how we should invest in research and development, fund infrastructure and product and market strategies. We use these measures to help us make budgeting decisions, for example, among product development expenses and research and development, sales and marketing and general and administrative expenses. In addition, these non-GAAP financial measures facilitate our internal comparisons to our historical operating results, forecasted targets and comparisons to competitors’ operating results.

As described above, we exclude the following items from one or more of our non-GAAP measures:

(i) Amortization of acquired intangible assets. We incur expenses from amortization of acquired intangible assets, which include contract rights, core/developed technology, trademarks, trade names, customer relationships, covenants not to compete, and other intangibles related to acquisitions. We amortize the intangible assets over their economic lives. We exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance and liquidity and our ability to invest in research and development and fund acquisitions and capital expenditures.

(ii) Stock compensation impact. We exclude stock compensation expenses from our non-GAAP measures primarily because they are non-cash expenses. We believe that it is useful to investors to understand the impact of stock compensation to our operational performance and liquidity and our ability to invest in research and development and fund acquisitions and capital expenditures. While stock compensation expense constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations. In addition, excluding this item from various non-GAAP measures facilitates comparisons to our competitors’ operating results.

(iii) Acquisition-related costs. In connection with our business combinations, we incur significant expenses which we would not have otherwise incurred as part our business operations. These expenses include compensation expenses, professional fees and other direct expenses, and restructuring activities, including employee severance and other exit costs, as well as changes to the fair value of contingent consideration related to the acquired company. We exclude such expenses, which we would not have otherwise incurred, as they are related to acquisitions and have no direct correlation to the operation of our business.

(iv) Other significant items. From time to time, in order to control costs, we restructure our operations. Certain restructuring costs are infrequent and not ongoing and therefore, we do not consider them to be part of the ongoing operation of our business. For this reason, we have excluded costs and adjustments related to a voluntary retirement program in the first quarter of fiscal 2015 and headcount reductions in 2015 and 2016.

Additionally, from time to time we are party to legal proceedings and subject to review or audit by tax authorities. Legal proceedings could result in an expense or benefit due to settlements, final judgments, or accruals for loss contingencies. Furthermore, in fiscal 2015, we received benefits from tax settlements with the Internal Revenue Service and other tax authorities. We exclude the effects of certain settlements, final judgments and loss contingencies related to legal proceedings, as well as benefits from tax settlements in 2015, because we do not consider these matters to be part of the ongoing operation of our business and because of the singular nature of the claims underlying these matters.

(v) Income tax effect of non-GAAP pre-tax adjustments as well as unusual or infrequent tax adjustments. Excluding the income tax effect of non-GAAP pre-tax adjustments from the provision for income taxes assists investors in understanding the tax provision associated with those adjustments and the effect on net income. We exclude other unusual or infrequent tax adjustments because we do not consider these matters to be part of the ongoing operation of our business.

In fiscal 2016, we are utilizing a normalized annual non-GAAP tax rate in calculating non-GAAP financial measures in order to provide better consistency across interim reporting periods by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency and not necessarily reflect our normal operations, and to more clearly align our tax rate with our expected geographic earnings mix. This rate is based on our projected annual rate through fiscal 2018. In projecting this rate, we evaluated our historical and projected mix of U.S. and international profit before tax, excluding the impact of stock-based compensation, the amortization of purchased intangibles and other non-GAAP adjustments described above. We also took into account other factors including our current tax structure, our existing tax positions, and expected recurring tax incentives, such as the U.S. federal research and development tax credit.

The normalized annual non-GAAP tax rate is 19%. We intend to re-evaluate this rate on an annual basis for any significant events that may materially affect our projections, such as significant changes in our geographic earnings mix or significant tax law changes in major jurisdictions where we operate.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title

99.1	Press release dated May 18, 2016 containing Synopsys, Inc.’s results of operations for its second fiscal quarter ended April 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SYNOPSYS, INC.

Dated: May 18, 2016	By:	/s/ JOHN F. RUNKEL, JR.
John F. Runkel, Jr.
General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title

99.1	Press release dated May 18, 2016 containing Synopsys, Inc.’s results of operations for its second fiscal quarter ended April 30, 2016.